UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2005

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On October 26, 2005, NNN 2003 Value Fund, LLC (the "Company") filed a Form 8-K stating that our Manager distributed a letter to the Company’s unit holders regarding the sale of the Emerald Plaza property, of which the Company owned 4.6%. In fact, the letter was distributed to tenant-in-common investors in the Emerald Plaza property and not to unit holders of the Company. The Company’s investment in the Emerald Plaza property was as a member of a limited liability company that owned a tenant-in-common interest in the property.

The Company has received its pro rata share of the distribution from the sale of the Emerald Plaza property. As previously communicated to the Company’s unit holders, shortly after year end, management will assess the income tax impact of capital gains from all properties sold in 2005 and make a corresponding lump sum distribution during the first quarter of 2006.

The information furnished under this Item 7.01 of this Current Report on Form 8-K/A shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

December 1, 2005	By:	/s/ RICHARD T. HUTTON, JR.

Name: RICHARD T. HUTTON, JR.
Title: Chief Executive Officer